SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                   -------------------------------------------


                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                               September 19, 1997

                    ________________________________________


                         THE RANDERS GROUP INCORPORATED
             (Exact name of Registrant as specified in its charter)


    Delaware                         0-18095                       38-2788025
    (State or other               (Commission)               (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)

    570 Seminole Road
    Norton Shores, Michigan                                             49444
    (Address of principal executive offices)                       (Zip Code)


                                 (616) 733-0036
               (Registrant's telephone number including area code)
PAGE

                                                                   FORM 8-K/A
    Item 2.  Acquisition or Disposition of Assets

        On September 19, 1997, The Randers Group Incorporated (the
    "Company") agreed to acquire The Killam Group Inc. ("The Killam Group"), a wholly owned subsidiary of Thermo TerraTech Inc. ("Thermo TerraTech"), in exchange for the right to receive new shares of the Company's common stock, par value $.0001 per share ("Common Stock"), equal to the book value of The Killam Group as of the closing date, divided by $0.625. Based on the unaudited book value of The Killam Group as of June 28, 1997, which was $65,963,000, the Company would issue 105,540,800 new shares of its Common Stock to Thermo TerraTech. Before giving effect to the shares to be issued in connection with this transaction, Thermo TerraTech owned approximately 53.3% of the outstanding Common Stock of the Company. Upon such issuance, Thermo TerraTech would own approximately 94.4% of the Company's outstanding Common Stock.
        The Killam Group is an engineering, design and construction management company that addresses the manufacturing and infrastructure requirements of industry and local governments. The Killam Group had revenues of $64,374,000 for the fiscal year ended March 29, 1997.
        The acquisition will be made pursuant to a Stock Purchase Agreement dated September 19, 1997 (the "Agreement"), between the Company and Thermo TerraTech. The shares of the Company's Common Stock to be issued in connection with the acquisition will be so issued as soon as such shares are listed for trading upon the American Stock Exchange. The exchange requires that the listing be approved by the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting. Thermo TerraTech has agreed to vote all of the shares of the Company's Common Stock held by it as of the record date of the meeting in favor of the listing of the Company's shares and all matters related thereto. Because Thermo TerraTech owns a majority of the outstanding shares of Common Stock of the Company before giving effect to the issuance of the shares to be issued pursuant to the Agreement, approval of these transactions by the Company's shareholders is assured.
        The consideration to be paid for The Killam Group was based on the Company's determination of the fair market value of the transferred businesses. Prior to the execution of the Agreement, Cazenove Incorporated, an investment banking firm, provided a written opinion to the Board of Directors of the Company indicating that, as of September 12, 1997, the book value of The Killam Group approximated its fair market value.
        For accounting purposes, The Killam Group will be treated as the continuing entity, as if it has acquired the Company. Financial reports filed by the Company for periods after May 12, 1997, the date Thermo TerraTech acquired a majority interest in the Company, will be restated to include combined results for the Company and The Killam Group. For reports covering periods prior to May 12, 1997, results will be restated to solely report The Killam Group's historical operating results in place of the previously reported results for the Company.
        The Company has no present intention to use The Killam Group's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, Thermo TerraTech and the Company will review the combined and respective businesses, assets, corporate structure, capitalization, operations, policies, management and personnel of The Killam Group and of the Company, and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such businesses.
                                        2PAGE

                                                                   FORM 8-K/A

    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

             (a) Financial Statements of Business Acquired

                 Attached hereto.






























                                        3PAGE

                                The Killam Group

                          Combined Financial Statements

                                      1997
PAGE

    The Killam Group                                1997 Financial Statements

                    Report of Independent Public Accountants

    To The Killam Group:

        We have audited the accompanying combined balance sheet of The
    Killam Group (Note 1) as of March 29, 1997, and March 30, 1996, and the related combined statements of income, cash flows and parent company investment for each of the three years in the period ended March 29, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Killam Group as of March 29, 1997, and March 30, 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 29, 1997, in conformity with generally accepted accounting principles.



                                              Arthur Andersen LLP



    Boston, Massachusetts
    June 18, 1997









                                        2PAGE

    The Killam Group                                1997 Financial Statements

                          Combined Statement of Income

                          Three Months Ended           Year Ended
                          ------------------- -----------------------------
                           June 28,  June 29, March 29, March 30,  April 1,
    (In thousands)             1997      1996      1997      1996      1995
    -----------------------------------------------------------------------
                               (Unaudited)

    Revenues (Note 8)       $15,534   $17,722   $64,374   $58,515   $27,735
                            -------   -------   -------   -------   -------
    Costs and Operating
      Expenses:
        Cost of revenues     11,424    13,439    48,048    45,012    22,095
        Selling, general
          and administrative
          expenses (Note 7)   2,661     2,342     9,555     8,131     4,125
                            -------   -------   -------   -------   -------
                             14,085    15,781    57,603    53,143    26,220
                            -------   -------   -------   -------   -------

    Operating Income          1,449     1,941     6,771     5,372     1,515

    Interest Income              15        26       110       173         5
    Interest Expense             (9)      (42)     (184)     (257)      (38)
    Loss on Sale of
      Assets (Note 9)             -         -         -      (569)        -
                            -------   -------   -------   -------   -------
    Income Before Provision
      for Income Taxes        1,455     1,925     6,697     4,719     1,482
    Provision for Income
      Taxes (Note 4)            677       896     3,117     2,340       789
                            -------   -------   -------   -------   -------
    Net Income              $   778   $ 1,029   $ 3,580   $ 2,379   $   693
                            =======   =======   =======   =======   =======





    The accompanying notes are an integral part of these combined financial statements.

                                        3PAGE

    The Killam Group                                1997 Financial Statements

                             Combined Balance Sheet

                                                June 28, March 29, March 30,
    (In thousands)                                  1997      1997      1996
    ------------------------------------------------------------------------
                                              (Unaudited)
    Assets
    Current Assets:
      Cash and cash equivalents                 $   807   $ 1,737   $   794
      Accounts receivable, less allowances
        of $428, $706 and $576                   11,028    11,613    12,031
      Unbilled contract costs and fees           11,259     8,113     6,970
      Prepaid income taxes (Note 4)               1,346     1,431     1,646
      Prepaid expenses                              563       478       703
      Due from parent company                       183         -         -
                                                -------   -------   -------
                                                 25,186    23,372    22,144
                                                -------   -------   -------
    Property, Plant and Equipment at Cost, Net    9,102     9,035     8,781
                                                -------   -------   -------
    Cost in Excess of Net Assets of Acquired
      Companies (Note 2)                         41,501    41,654    39,781
                                                -------   -------   -------
    Other Assets                                    955     1,373     1,187
                                                -------   -------   -------
                                                $76,744   $75,434   $71,893
                                                =======   =======   =======

    Liabilities and Parent Company Investment
    Current Liabilities:
      Notes payable (Note 5)                    $   640   $   648   $   628
      Accounts payable                            2,610     2,023     2,747
      Accrued payroll and employee benefits       3,074     3,124     3,554
      Other accrued expenses                      1,120     1,503     1,230
      Due to parent company                           -        36       901
                                                -------   -------   -------
                                                  7,444     7,334     9,060
                                                -------   -------   -------
    Deferred Income Taxes (Note 4)                1,096     1,096     1,205
                                                -------   -------   -------
    Other Deferred Items                          1,009     1,013     1,020
                                                -------   -------   -------
    Long-term Obligations (Note 5)                1,232     1,260     1,883
                                                -------   -------   -------
    Commitments and Contingencies (Note 6)

    Parent Company Investment                    65,963    64,731    58,725
                                                -------   -------   -------
                                                $76,744   $75,434   $71,893
                                                =======   =======   =======

    The accompanying notes are an integral part of these combined financial statements.

                                        4PAGE

  The Killam Group                                    1997 Financial Statements

                        Combined Statement of Cash Flows

                              Three Months Ended          Year Ended
                              ------------------ -----------------------------
                              June 28,  June 29, March 29,  March 30, April 1,
 (In thousands)                   1997      1996      1997      1996      1995
 -----------------------------------------------------------------------------
                                  (Unaudited)
 Operating Activities:
   Net income                  $   778   $ 1,029   $ 3,580   $ 2,379   $   693
   Adjustments to reconcile
     net income to net cash
     provided by (used in)
     operating activities:
       Depreciation and
         amortization              556       451     2,137     2,010       567
       Loss on sale of assets
         (Note 9)                    -         -         -       569         -
       Provision for losses on
         accounts receivable         -         -       149       208        11
       Other noncash (income)
         expense                    24        11      (193)     (155)      (89)
       Increase (decrease) in
         deferred income taxes       -         -      (109)       52        66
       Changes in current
         accounts, excluding the
         effects of transfers of
         businesses from parent
         company:
           Accounts receivable     585      (698)      590    (1,125)   (1,656)
           Unbilled contract
             costs and fees     (3,146)     (822)     (764)   (1,110)    1,087
           Other current assets      -       185       523       296      (413)
           Accounts payable        587     1,565      (896)      774      (355)
           Other current
             liabilities          (789)   (1,161)   (1,487)    1,797    (1,713)
                               -------   -------   -------   -------   -------
   Net cash provided by (used in)
     operating activities       (1,405)      560     3,530     5,695    (1,802)
                               -------   -------   -------   -------   -------

 Investing Activities:
   Purchases of property, plant
     and equipment                (349)     (173)   (1,003)   (1,303)     (258)
   Proceeds from sale of
     machinery, equipment and
     leasehold improvements          8         -       106       134         -
                               -------    ------   -------   -------   -------
   Net cash used in investing
     activities                $  (341)  $  (173)  $  (897)  $(1,169)  $  (258)
                               -------   -------   -------   -------   -------



                                        5PAGE

  The Killam Group                                    1997 Financial Statements

                              Three Months Ended          Year Ended
                              ------------------ -----------------------------
                              June 28,  June 29, March 29, March 30,  April 1,
 (In thousands)                   1997      1996      1997      1996      1995
 -----------------------------------------------------------------------------
                                  (Unaudited)
 Financing Activities:
   Repayment of note payable   $   (28)  $   (28)  $  (671)  $  (628) $   (141)
   Net transfer (to) from
     parent company                454       475    (1,304)   (3,932)    2,274
   Cash acquired from transfer
     of businesses from
     parent company                  -         -       285         -     1,145
   (Issuance) repayment of
     note receivable               390         -         -      (390)        -
                               -------   -------   -------   -------   -------
   Net cash provided by
     (used in) financing
     activities                    816       447    (1,690)   (4,950)    3,278
                               -------   -------   -------   -------   -------
 Increase (Decrease) in Cash
   and Cash Equivalents           (930)      834       943      (424)    1,218
 Cash and Cash Equivalents
   at Beginning of Period        1,737       794       794     1,218         -
                               -------   -------   -------   -------   -------
 Cash and Cash Equivalents
   at End of Period            $   807   $ 1,628   $ 1,737   $   794   $ 1,218
                               =======   =======   =======   =======   =======
 Cash Paid For:
   Interest                    $    16   $    33   $   205   $   259   $     -
                               =======   =======   =======   =======   =======
   Income taxes                $     -   $     -   $     -   $     -   $     -
                               =======   =======   =======   =======   =======

 Noncash Activities:
   Fair value of assets
     of acquired businesses
     transferred from parent
     company                   $     -   $     -   $ 4,435   $     -   $53,972
   Transfer from parent
     company of acquired
     businesses                      -         -    (3,730)        -   (42,733)
                               -------   -------   -------   -------   -------
       Liabilities assumed
         of acquired
         businesses            $     -   $     -   $   705   $     -   $11,239
                               =======   =======   =======   =======   =======

 The accompanying notes are an integral part of these combined financial statements.


                                        6PAGE

    The Killam Group                                1997 Financial Statements

                 Combined Statement of Parent Company Investment


                                      June 28, March 29, March 30,  April 1,
    (In thousands)                        1997      1997      1996      1995
    ------------------------------------------------------------------------
                                    (Unaudited)
    Parent Company Investment
      Balance at beginning of period   $64,731   $58,725   $60,278   $14,578
      Net income                           778     3,580     2,379       693
      Transfer of acquired
        businesses from
        parent company (Note 2)              -     3,730         -    42,733
      Net transfer (to) from
        parent company                     454    (1,304)   (3,932)    2,274
                                       -------   -------   -------   -------
     Balance at end of period          $65,963   $64,731   $58,725   $60,278
                                       =======   =======   =======   =======
























    The accompanying notes are an integral part of these combined financial statements.

                                        7PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    1.  Nature of Operations and Summary of Significant Accounting Policies

    Nature of Operations
        The Killam Group ("the Company") is comprised of several wholly owned subsidiaries of Thermo TerraTech Inc. ("Thermo TerraTech"), including CarlanKillam Consulting Group, Inc. and subsidiaries and Thermo Consulting & Design, Inc. and subsidiaries. The Company provides a wide range of comprehensive environmental consulting and professional engineering services to private- and public-sector clients. These services include the design and inspection of water supply and wastewater treatment facilities; investigations of alternative methods to clean up hazardous-waste sites; assistance in obtaining government permits; transportation-related and similar types of infrastructure engineering, survey, and land-use planning; and support services including mechanical, electrical, and structural engineering.

    Relationship with Thermo Electron Corporation
        As of March 29, 1997, Thermo TerraTech is an 82%-owned subsidiary of Thermo Electron Corporation ("Thermo Electron").

    Principles of Combination
        The accompanying combined financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.
        The accompanying combined financial statements include the assets, liabilities, income and expenses of the Company as included in Thermo TerraTech's consolidated financial statements. The accompanying financial statements do not include Thermo TerraTech's general corporate debt, which is used to finance the operations of all of their respective business segments, or an allocation of Thermo TerraTech's interest expense.

    Fiscal Year
        The Company has adopted a fiscal year ending the Saturday nearest March 31. References to fiscal 1997, 1996 and 1995 are for the fiscal years ended March 29, 1997, March 30, 1996 and April 1, 1995, respectively.

    Revenue Recognition
        Revenues and profits on contracts are recognized using the percentage-of-completion method. The percentage of completion is determined by relating the actual costs incurred to date to management's estimate of total costs to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

                                        8PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    1. Nature of Operations and Summary of Significant Accounting Policies (continued)

    Income Taxes
        The Company and Thermo TerraTech have a tax allocation agreement under which the Company is included in Thermo TerraTech's consolidated federal and certain state income tax returns. The agreement provides that in years in which the Company has taxable income, it will pay to Thermo TerraTech amounts comparable to the taxes the Company would have paid had it filed separate tax returns. If Thermo TerraTech's equity ownership of the Company were to drop below 80%, the Company would be required to file its own income tax returns.
        In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

    Cash and Cash Equivalents
        The cash receipts and cash disbursements of the Company's operations are combined with other Thermo TerraTech corporate cash transactions and balances, except for certain payroll accounts.

    Property, Plant and Equipment
        The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: building and improvements, 30 to 40 years; machinery and equipment, 3 to 10 years; and leasehold improvements, the lesser of the term of the lease or the life of the asset. Machinery, equipment and leasehold improvements consist of the following:

                                                             1997      1996
    -----------------------------------------------------------------------
    Land and building                                     $ 6,008   $ 5,839
    Machinery, equipment and leasehold improvements         5,855     4,857
                                                          -------   -------
                                                           11,863    10,696
    Less: Accumulated depreciation and amortization         2,828     1,915
                                                          -------   -------
                                                          $ 9,035   $ 8,781
                                                          =======   =======

    Cost in Excess of Net Assets of Acquired Companies
        The excess of cost over the fair value of net assets of acquired businesses is amortized using the straight-line method over 40 years. Accumulated amortization was $5,405,000 and $4,295,000 at fiscal year-end 1997 and 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that

                                        9PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    1. Nature of Operations and Summary of Significant Accounting Policies (continued)

    the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired businesses in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

    Fair Value of Financial Instruments
        The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, notes payable, accounts payable, and long-term obligations. Their respective carrying amounts in the accompanying balance sheet, excluding long-term obligation (Note 5), approximate fair value due to their short-term nature. The fair value of the Company's long-term obligation at fiscal year-end 1997 and 1996 approximated book value based on borrowing rates available to the Company at the respective year ends.

    Use of Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Interim Financial Statements
        The financial statements as of June 28, 1997, and for the three-month periods ended June 28, 1997 and June 29, 1996, are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the three-month period ended June 28, 1997 are not necessarily indicative of the results to be expected for the entire year.

    2.  Acquisitions

        In November 1996, Thermo TerraTech acquired Carlan Consulting Group, Inc. (Carlan), a provider of transportation and environmental consulting and professional engineering and architectural services for $3,460,000.
        In February 1995, Thermo TerraTech acquired all of the outstanding capital stock of Engineering, Technology and Knowledge Corporation (ETKC) from Nord Est S.A., a French industrial company (Nord Est), for a total purchase price of $34,940,000. ETKC's sole subsidiary, Elson T. Killam Associates, Inc. (Killam Associates), is a leading provider of comprehensive environmental consulting and professional engineering services in selected areas of the U.S. Thermo TerraTech has also agreed to pay, after the third anniversary date of the closing, an amount equal to 30% of the amount by which Killam Associates' cumulative net income for the three-year period ending on such anniversary exceeds


                                       10PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    2.  Acquisitions (continued)

    $13,000,000. As of March 29, 1997, the Company does not believe Killam Associates' cumulative net income for the three years ending on the anniversary of the closing will exceed $13,000,000. In a related transaction, certain members of Killam Associates' senior management (the Killam Management) exchanged outstanding options to purchase shares of Killam Associates' capital stock for options to purchase shares of Thermo TerraTech's common stock, which options were valued at $6,923,000. Additional options to purchase shares of Killam Associates' capital stock were canceled in exchange for cash payments to the Killam Management in the aggregate amount of $1,922,000.
        Immediately subsequent to Thermo TerraTech's acquisition of Carlan and Killam Associates, Thermo TerraTech contributed these businesses to the Company.
        These acquisitions have been accounted for using the purchase method of accounting, and their results of operations have been included in the accompanying financial statements from the respective dates of acquisition. The aggregate cost of these acquisitions exceeded the estimated fair value of the acquired net assets by $34,511,000, which is being amortized over 40 years. Allocation of the purchase price was based on estimates of the fair value of the net assets acquired and, for the acquisition completed in fiscal 1997, is subject to adjustment, although the Company has no information which indicates that the final allocation of purchase price will be different than the preliminary estimate.
        Based on unaudited data, the following table presents selected financial information for the Company and Killam Associates on a pro forma basis, assuming the companies had been combined since the beginning of fiscal 1995. The acquisition of Carlan was not material to the Company's results of operations.

    (In thousands)                                                     1995
    -----------------------------------------------------------------------
    Revenues                                                        $62,882
    Net income                                                        2,387

        The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Killam Associates been made at the beginning of fiscal 1995.

    3.  Employee Benefit Plans

    Employee Stock Purchase Program
        Substantially all of the Company's full-time employees are eligible to participate in an employee stock purchase program sponsored by Thermo TerraTech and Thermo Electron. Under this program, shares of Thermo TerraTech's and Thermo Electron's common stock can be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, the applicable shares of common stock could be purchased at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one year resale
                                       11PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    3.  Employee Benefit Plans (continued)

    restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

    401(k) Savings Plan and Employee Stock Ownership Plan
        The majority of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan and, prior to January 1, 1995, in Thermo Electron's employee stock ownership plan
    (ESOP). Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. Certain subsidiaries of the Company also have a defined contribution retirement plan and 401(k) savings plan. For these plans, the Company contributed and charged to expense $1,130,000, $1,100,000, and $347,000 in fiscal 1997, 1996 and 1995, respectively.
    Effective December 31, 1994, the ESOP was split into two plans: ESOP I, covering employees of Thermo Electron's corporate office and its wholly owned subsidiaries and ESOP II, covering employees of certain of Thermo Electron's majority-owned subsidiaries, including the Company. Also, effective December 31, 1994, the ESOP II plan was terminated, and as a result, the Company's employees are no longer eligible to participate in an ESOP.

    Pension Plan
        In connection with the Company's acquisition of Killam Associates, the Company acquired an obligation related to a noncontributory defined benefit retirement plan for salaried employees. This plan was frozen at the date of acquisition and the Company realized a curtailment gain calculated at that point in time, which was considered in the allocation of the purchase price. Upon freezing the plan, all participants who had nothbeendcredited withathewmaximumxyearsbofeservicencontinueetoireceive
    Benefits under the plan are based on years of service and employees' compensation during the last years of employment. Funds are contributed to a trustee as necessary to provide for current service and for any unfunded projected benefit obligation over a reasonable period. The Company has not been required to provide any funding.
        Pension income was $190,000 and $121,000 in fiscal 1997 and 1996, respectively. Pension expense of $194,000 was recorded in fiscal 1995. The net periodic pension income (expense) for fiscal 1997, 1996 and 1995 included the following components:

    (In thousands)                                  1997      1996      1995
    ------------------------------------------------------------------------

    Service cost                                 $     -   $     -  $  (134)
    Interest cost on projected benefit obligation   (677)     (613)    (199)
    Return on plan assets                            964     1,689      499
    Amortization of unrecognized obligation          (97)     (955)    (360)
                                                 -------   -------  -------
                                                 $   190   $   121  $  (194)
                                                 =======   =======  =======


                                       12PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    3.  Employee Benefit Plans (continued)

        The funded status of the Company's defined benefit pension plan is as follows:

    (In thousands)                                           1997      1996
    -----------------------------------------------------------------------
    Actuarial present value of benefit obligations:
      Vested benefits                                     $ 9,543   $ 8,092
      Nonvested benefits                                       20        40
                                                          -------   -------
    Projected benefit obligation                            9,563     8,132
    Plan assets at fair value                             (10,456)   (9,769)
                                                          -------   -------
    Plan assets greater than projected benefit obligation    (893)   (1,637)
    Unrecognized net gain                                      21       955
                                                          -------   -------
      Prepaid pension costs                               $  (872)  $  (682)
                                                          =======   =======

        Actuarial assumptions used to determine the net periodic pension costs were:

                                                   1997      1996      1995
    -----------------------------------------------------------------------

    Discount rate                                  7.5%        8%        8%
    Rate of increase in salary levels                0%        5%        5%
    Expected long-term rate of return on assets      9%        9%        9%

    Other Postretirement Benefits
        In addition to providing pension benefits, Killam Associates provided other postretirement benefits for employees who met certain age and length-of-service requirements. Under Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the expected cost of these postretirement benefits must be charged to expense during the years that the employees render service. At the time the Company acquired Killam Associates, the postretirement benefit plan was frozen and the Company recorded the accumulated postretirement obligation calculated as of that date.
        The following table reconciles the plan's funded status to the accrued postretirement healthcare cost liability as reflected on the balance sheet as of March 29, 1997 and March 30, 1996:

    (In thousands)                                             1997    1996
    -----------------------------------------------------------------------
    Accumulated Postretirement Benefit Obligation:
      Retirees                                                 $350    $300
      Other fully eligible participants                         575     550
                                                               ----    ----
                                                                925     850
      Unrecognized net gain                                      70     113
                                                               ----    ----
      Accrued postretirement health care cost liability        $995    $963
                                                               ====    ====
                                       13PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    3.  Employee Benefit Plans (continued)

        Net postretirement healthcare cost in fiscal 1997, 1996 and 1995 included the following components:

                                                         1997   1996   1995
    -----------------------------------------------------------------------
    Interest cost on accumulated
      postretirement benefit obligation                  $ 91   $ 69   $ 15
    Amortization of transition obligation
      over 20 years                                       (11)   (29)   (15)
                                                         ----   ----   ----
    Net postretirement health care cost                  $ 80   $ 40   $  -
                                                         ====   ====   ====

        For measurement purposes, the following table illustrates the annual rate of increase in the per capita cost of covered healthcare claims:

                                                             Annual Rate
                                                          -----------------
                                                          Pre-65    Post-65
                                                          ------    -------

    1997                                                      8%         6%
    1996                                                      9%         7%
    1995                                                     10%         8%

        The pre-65 rate decreases gradually to 6% for 1999 and remains at that level thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of March 29, 1997 by $127,000 and the aggregate of the service and interest cost components of net postretirement health care cost for the year then ended by $10,000. The discount rate used in determining the accumulated postretirement benefit obligations was 8 percent in fiscal 1997 and 1996.

    4.  Income Taxes

        The components of the provision for income taxes are as follows:
    (In thousands)                                 1997      1996      1995
    -----------------------------------------------------------------------
    Currently payable:
      Federal                                    $2,306    $1,360    $  579
      State                                         654       386       169
                                                 ------    ------    ------
                                                  2,960     1,746       748
                                                 ------    ------    ------
    Net deferred:
      Federal                                       121       460        32
      State                                          36       134         9
                                                 ------    ------    ------
                                                    157       594        41
                                                 ------    ------    ------
                                                 $3,117    $2,340    $  789
                                                 ======    ======    ======
                                       14PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    4.  Income Taxes (continued)

        Provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

    (In thousands)                                1997      1996      1995
    -----------------------------------------------------------------------
    Provision for income taxes at statutory
      rate                                      $2,277    $1,604    $  504
    Increases resulting from:
      State income taxes, net of federal tax       455       343       117
      Amortization of cost in excess of net
        assets of acquired companies               363       366       156
      Other, net                                    22        27        12
                                                ------    ------    ------
                                                $3,117    $2,340    $  789
                                                ======    ======    ======

        Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

    (In thousands)                                1997      1996
    ------------------------------------------------------------
    Prepaid income taxes:
      Reserves and other accruals               $  924    $1,184
      Accrued compensation                         507       462
                                                ------    ------
                                                $1,431    $1,646
                                                ======    ======
    Deferred income taxes:
      Depreciation                              $1,096    $1,205
                                                ======    ======

    5.  Short- and Long-term Obligations

    Short-term Obligations
        The Company has a $500,000 installment note payable outstanding at fiscal year end 1997 and 1996, payable in September 1997 and bearing interest at 6.7% and 6.2%, respectively.

    Long-term Obligations
        The Company's long-term obligation at fiscal year-end 1997 and 1996 consists of a mortgage on a building, bearing interest at 6.75%, due in 2008. The annual requirements for this long-term obligation as of March 29, 1997 are $110,000 per year in fiscal 1998 through 2002, and $710,000 in fiscal 2003 and thereafter. Total requirements of long-term obligations are $1,260,000.

                                       15PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    6.  Commitments and Contingencies

    Operating Leases
        The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $2,068,000, $1,593,000 and $865,000 in fiscal 1997, 1996 and 1995, respectively. Future minimum payments due under noncancelable operating leases at March 29, 1997, are $1,839,000 in fiscal 1998; $1,273,000 in fiscal 1999; $1,075,000 in fiscal 2000; $949,000 in fiscal 2001, $899,000 in fiscal 2002; and
    $727,000 in fiscal 2003 and thereafter. Total future minimum lease payments are $6,762,000.

    Contingencies
        The Company is contingently liable with respect to lawsuits and other matters that arose in the ordinary course of business. In the opinion of management, these contingencies will not have a material effect upon the financial position of the Company or its results of operations.

    7.  Related Party Transactions

    Corporate Services Agreement
        The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company paid Thermo Electron annually an amount equal to 1.0% of the Company's revenues. Prior to January 1, 1996, the Company paid an annual fee equal to 1.20% of the Company's revenues. Prior to January 1, 1995, the Company paid an annual fee equal to 1.25% of the Company's revenues. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. For these services, the Company was charged $644,000, $589,000 and $340,000 in fiscal 1997, 1996 and 1995, respectively. Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). For additional items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

    8.  Significant Customers

        No customer accounted for 10% or more of the Company's total revenues in fiscal 1997 and 1996. Sales to two customers accounted for 10% and 16% of the Company's total revenues in fiscal 1995.

                                       16PAGE

    The Killam Group                                1997 Financial Statements

                     Notes to Combined Financial Statements

    9.   Loss on Sale of Assets

         In fiscal 1996, the Company sold to a management group the assets of a small civil engineering design office in Williston, Vermont, that was no longer included in the geographic expansion plans of the Company. An intangible asset of $569,000 associated with this office was not recovered in the sale price and, accordingly, was written off. This noncash expense is nondeductible for tax purposes. Sales and earnings of this office were not material to the Company.

    10.  Subsequent Events

         In May 1997, Thermo TerraTech purchased a controlling interest in The Randers Group Incorporated (Randers), a provider of design engineering, project management, and construction services for industrial clients in the manufacturing, pharmaceutical, and chemical-processing industries. Thermo TerraTech purchased 7,100,000 shares of Randers common stock from certain members of Randers' management, and 420,000 shares from Thermo Power Corporation, an affiliate of the Company, at a price of $0.625 per share, for an aggregate cost of approximately $4,700,000. Following these transactions, Thermo TerraTech owns approximately 53.3% of Randers' outstanding common stock. In addition, Thermo Electron owns approximately 8.9% of Randers' outstanding common stock. Randers had revenues of $12.4 million in calendar 1996.
         Thermo TerraTech has also entered into a definitive agreement to transfer the Company to Randers in exchange for newly issued shares of Randers common stock. The exact price for these businesses is still under negotiation, but in no event would it be less than the book value of the Company as of the closing of the transfer. The number of new shares of Randers common stock to be issued to Thermo TerraTech would equal the agreed price divided by $0.625. Upon such issuance, Thermo TerraTech would own approximately 94.4% of Randers' outstanding common stock.
         The transfer is subject to several conditions, including, approval of the transaction by Randers' shareholders, and receipt of all required regulatory approvals, including continued listing of the Randers common stock on the American Stock Exchange following the transaction. However, because Thermo TerraTech currently owns approximately 53.3% of Randers' outstanding common stock, approval by Randers shareholders is assured. For accounting purposes, the Company will be treated as the continuing entity, as if it has acquired Randers.



                                       17PAGE

                                                                   FORM 8-K/A



    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

              (b)Pro Forma Combined Condensed Financial Information

        For accounting purposes, The Killam Group will be treated as the continuing entity, as if it has acquired the Company.
        The following unaudited pro forma combined condensed statement of income sets forth the results of operations for the fiscal year ended March 29, 1997, and the three months ended June 28, 1997, as if the acquisition of the Company by The Killam Group had occurred at the beginning of fiscal 1997. The unaudited pro forma combined condensed balance sheet sets forth the financial position as of June 28, 1997, as if the acquisition had occurred as of that date.
        The pro forma combined condensed statement of income for the fiscal year ended March 29, 1997, includes the results of operations of The Killam Group for the fiscal year ended March 29, 1997 and of the Company for the year ended December 31, 1996. The pro forma combined condensed statement of income for the three months ended June 28, 1997, includes the results of operations of The Killam Group and the Company for the three months ended June 28, 1997.
        The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the Company been consummated at the beginning of fiscal 1997. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.










                                        4PAGE

                                                                   FORM 8-K/A
                         THE RANDERS GROUP INCORPORATED

          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (Unaudited)
                            Year Ended March 29, 1997
                                  Historical               Pro Forma
                             -------------------    ------------------------
                             Randers    Killam
                              Group      Group      Adjustments     Combined
                             -------   --------     -----------     --------
                                 (In thousands except per share amounts)

    Revenues                $ 12,401   $ 64,374      $      -       $ 76,775
                            --------   --------      --------       --------
    Costs and Operating
      Expenses:
        Cost of revenues       9,200     48,048             -         57,248
        Selling, general,
          and administrative
          expenses             1,844      9,555           225         11,624
                            --------   --------      --------       --------
                              11,044     57,603           225         68,872
                            --------   --------      --------       --------
    Operating Income           1,357      6,771          (225)         7,903

    Interest Expense, Net        (62)       (74)            -           (136)
                            --------   --------      --------       --------
    Income Before Provision
      for Income Taxes         1,295      6,697          (225)         7,767

    Provision for Income
      Taxes                      475      3,117           (50)         3,542
                            --------   --------      --------       --------
    Net Income              $    820   $  3,580      $   (175)      $  4,225
                            ========   ========      ========       ========

    Earnings per Share      $    .06                                $    .04
                            ========                                ========

    Weighted Average Shares   14,116                  105,541        119,657
                            ========                 ========       ========




                                        5PAGE

                                                                   FORM 8-K/A
                         THE RANDERS GROUP INCORPORATED

          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (Unaudited)
                        Three Months Ended June 28, 1997

                                  Historical               Pro Forma
                             -------------------    ------------------------
                             Randers    Killam
                              Group      Group      Adjustments     Combined
                             -------   --------     -----------     --------
                                 (In thousands except per share amounts)

    Revenues                $  2,447   $ 15,534      $      -       $ 17,981
                            --------   --------      --------       --------
    Costs and Operating
      Expenses:
        Cost of revenues       1,757     11,424             -         13,181
        Selling, general,
          and administrative
          expenses               510      2,661            49          3,220
                            --------   --------      --------       --------
                               2,267     14,085            49         16,401
                            --------   --------      --------       --------
    Operating Income             180      1,449           (49)         1,580

    Interest Income
      (Expense), Net             (21)         6             -            (15)
                            --------   --------      --------       --------
    Income Before Provision
      for Income Taxes           159      1,455           (49)         1,565

    Provision for Income
      Taxes                       65        677           (10)           732
                            --------   --------      --------       --------
    Net Income              $     94   $    778      $    (39)      $    833
                            ========   ========      ========       ========
    Earnings per Share      $    .01                                $    .01
                            ========                                ========
    Weighted Average Shares   14,116                  105,541        119,657
                            ========                 ========       ========




                                        6PAGE

                                                                   FORM 8-K/A
                         THE RANDERS GROUP INCORPORATION

             PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)
                               As of June 28, 1997
                                     Historical               Pro Forma
                                -------------------    ------------------------
                               Randers      Killam
                                Group        Group     Adjustments     Combined
                               -------     --------    -----------     --------
                                                (In thousands)

  ASSETS
  Current Assets:
    Cash and cash equivalents  $ 1,159      $   807      $     -       $ 1,966
    Accounts receivable, net     1,447       11,028            -        12,475
    Unbilled contract costs
      and fees                     746       11,259            -        12,005
    Prepaid income taxes            85        1,346                      1,431
    Prepaid expenses                53          563            -           616
    Due from parent company          -          183            -           183
                               -------      -------      -------       -------
                                 3,490       25,186            -        28,676
                               -------      -------      -------       -------
  Property, Plant, and
    Equipment, at Cost, Net      2,532        9,102            -        11,634
                               -------      -------      -------       -------
  Other Assets                       4          955            -           959
                               -------      -------      -------       -------
  Cost in Excess of Net Assets
    of Acquired Companies          129       41,501        4,053        45,683
                               -------      -------      -------       -------
                               $ 6,155      $76,744      $ 4,053       $86,952
                               =======      =======      =======       =======



                                        7PAGE

                                                                   FORM 8-K/A
                         THE RANDERS GROUP INCORPORATION

       PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited) (continued)
                               As of June 28, 1997

                                     Historical               Pro Forma
                                -------------------    ------------------------
                                Randers     Killam
                                 Group       Group     Adjustments     Combined
                                -------    --------    -----------     --------
                                                (In thousands)

  LIABILITIES AND SHAREHOLDERS'
    INVESTMENT
  Current Liabilities:
    Accounts payable           $   238      $ 2,610      $     -       $ 2,848
    Notes payable and current
      maturities of long-term
      debt                          96          640            -           736
    Accrued payroll and
      employee benefits            306        3,074            -         3,380
    Other accrued expenses          61        1,120            -         1,181
                               -------      -------      -------       -------
                                   701        7,444            -         8,145
                               -------      -------      -------       -------

  Deferred Income Taxes              -        1,096            -         1,096
                               -------      -------      -------       -------
  Other Deferred Items               -        1,009            -         1,009
                               -------      -------      -------       -------
  Long-term Obligations            921        1,232            -         2,153
                               -------      -------      -------       -------

  Shareholders' Investment:
    Common stock                     1            -           11            12
    Capital in excess of par
      value                      1,537            -       73,000        74,537
    Retained earnings            2,995            -       (2,995)            -
    Parent company investment        -       65,963      (65,963)            -
                               -------      -------      -------       -------
                                 4,533       65,963        4,053        74,549
                               -------      -------      -------       -------
                               $ 6,155      $76,744      $ 4,053       $86,952
                               =======      =======      =======       =======








                                        8PAGE

                                                                   FORM 8-K/A
                         THE RANDERS GROUP INCORPORATED

            NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)
  Note 1 - Basis of Presentation

      The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

  Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Income (In thousands, except in text)
                                                                   Three Months
                                                  Year Ended          Ended
                                                March 29, 1997    June 28, 1997
                                                --------------    -------------
                                                        Debit (Credit)
  Selling, General, and Administrative Expenses
  Service fee of 1.0% of the revenues for
    the year ended December 31, 1996, and
    the three-month period ended June 28, 1997,
    for services that would have been provided
    under a services agreement between
    The Randers Group and Thermo Electron          $   124           $    24

  Amortization over 40 years of $4,053,000
    of cost in excess of net assets of
    acquired companies created by the
    acquisition of The Randers Group                   101                25
                                                   -------           -------
                                                       225                49
                                                   -------           -------
  Provision for Income Taxes
  Income tax benefit associated with the
    adjustments above (excluding amortization
    of cost in excess of net assets of acquired
    companies), calculated at the Company's
    statutory income tax rate of 40%                   (50)              (10)
                                                   -------           -------

  Weighted Average Shares
  Issuance of 105,540,800 shares of the Company's
    common stock in connection with The Killam
    Group transaction                              105,541           105,541
                                                   -------           -------




                                     9PAGE

                                                                   FORM 8-K/A
                         THE RANDERS GROUP INCORPORATED

            NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                             (Unaudited) (continued)

  Note 3 - Pro Forma Adjustments to Pro Forma Combined Condensed Balance Sheet (In thousands, except in text)
                                                                 June 28, 1997
                                                                 -------------
                                                                 Debit (Credit)
  Cost in Excess of Net Assets of Acquired Companies
  Adjust balance for excess of cost over fair value of pro rata
    share of the net assets acquired of The Randers Group            $ 4,053
                                                                     -------

  Shareholders' Investment
  Elimination of The Randers Group retained earnings,
    issuance of 105,540,800 shares of common stock for the
    acquisition of The Randers Group and initial
    capitalization of the Killam Group                               (4,053)
                                                                    -------













                                       10PAGE

                                                                   FORM 8-K/A




    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

              (c)Exhibits

                 2 Stock Purchase Agreement entered on September 19, 1997, by and between Thermo TerraTech Inc. and The Randers Group Incorporated (incorporated by reference from Exhibit (vii) to Amendment No. 4 to Schedule 13D filed by Thermo Electron Corporation and Thermo TerraTech Inc. on October 1, 1997). Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.

                 10 Agreement by and among Thermo TerraTech Inc., The Randers Group Incorporated, Thomas R. Eurich, Michael
                       J. Krivitzky, Thomas J. McEnhill, Bruce M. Bourdon and David A. Wiegerink previously filed.

                 23    Consent of Arthur Andersen LLP

                 99.1 Opinion of Cazenove Incorporated dated September 12, 1997 previously filed.

                 99.2 Press Release of The Randers Group Incorporated, dated September 22, 1997 previously filed.

                 99.3 Press Release of Thermo TerraTech Inc., dated September 23, 1997 (incorporated by reference from Exhibit (viii) to Amendment No. 4 to Schedule 13D filed by Thermo Electron Corporation and Thermo TerraTech Inc. on October 1, 1997).



                                       11PAGE

                                                                     FORM 8-K


                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 7th day of October 1997.



                                           THE RANDERS GROUP INCORPORATED


                                           David A. Wiegerink
                                           -----------------------------
                                           David A. Wiegerink, Vice President
                                           Finance and Administration
                                           Principal Accounting Officer